Exhibit 99.2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger (this “Amendment”) is made and entered into as of October 16, 2020, by and among (i) Reel Holding Corp., a Delaware corporation (the “Company”), (ii) BOA Parent Inc., a Delaware corporation (“Parent”), (iii) BOA Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and (iv) Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the appointed representative of the Stockholders (the “Stockholder Representative”), and amends that certain Agreement and Plan of Merger, dated as of September 20, 2020 (the “Merger Agreement”), by and among the Company, Parent, Merger Sub and the Stockholder Representative. Capitalized terms used but not defined in this Amendment have the meanings assigned to them in the Merger Agreement.

RECITALS

A.    Prior to Parent transferring a portion of the Estimated Net Adjusted Merger Consideration to fund the Adjustment Escrow Amount and the Stockholder Representative Expense Amount, the Contributing Stockholders will have contributed the Contributed Company Stock in exchange for Parent TopCo Common Stock.

B.    The Parties have agreed to amend Section 2.04(b) of the Merger Agreement to clarify the Parties’ agreement and understanding that the Contributing Stockholders will not be entitled to receive their Common Pre-Contribution Proportionate Share of the amounts returned to the Stockholders from the Adjustment Escrow Amount or the Stockholder Representative Expense Amount as Additional Consideration.

C.    Pursuant to Section 5.1 of the Incentive Plan, the Board of Directors, as the Plan Administrator (as defined in the Inventive Plan), has the full power, authority and discretion to permit any Option Holder to pay the Option Exercise Payment Amount by delivering a full recourse, interest bearing promissory note secured by the Company Common Stock acquired pursuant to the applicable Company Stock Option exercise.

D.    The Parties have agreed to amend Section 6.12(b) of the Merger Agreement to clarify that the payment of the Option Exercise Payment Amount will occur through a promissory note as contemplated by Section 5.1 of the Incentive Plan.

E.    The Company and Parent have determined that certain provisions within each of the contracts set forth on Schedule 7.02(h)(xv) of the Merger Agreement (the “2018 Asahi Contracts”) have expired by their terms and therefore the right of termination of Asahi Intecc Co., Ltd. (“Asahi”) upon a merger, acquisition of, business transfer or other similar changes in the controlling shareholders of Boa Technology, Inc. has also expired and, as a result, Asahi’s consent to, or waiver of the right to terminate upon the consummation of, the Merger is not required.

F.    The Company and Parent have determined that the Joint Development Agreement, dated as of April 19, 2019, by and between Asahi and Boa Technology, Inc. (the “2019 Asahi Contract”), has not expired by its terms and that Asahi’s consent right set forth therein is triggered by the Contemplated Transactions.

G.    The Parties desire to amend and restate Schedule 7.02(h)(xv) of the Merger Agreement to delete the 2018 Asahi Contracts and add the 2019 Asahi Contract.

AGREEMENT

In consideration of the representations, warranties, covenants and agreements contained in this Amendment, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub, the Company, and the Stockholder Representative agree as follows:

1.    Amendment to Section 1.01. Section 1.01 of the Merger Agreement is hereby amended by adding the new defined term below in alphabetical order:

““Exercise Note” has the meaning set forth in Section 6.12(b).”

2.    Amendment to Section 2.04(b). Section 2.04(b) of the Merger Agreement is hereby amended and restated in its entirety and replaced with the following:

“(b)    In addition to any portion of the Estimated Stockholder Distribution Amount to which any Stockholder may be entitled pursuant to Section 3.02(a), (i) each Stockholder (including, for the avoidance of doubt the Contributing Stockholders with respect to the Contributed Company Common Stock) shall be entitled to its Common Pre-Contribution Proportionate Share of (A) the Post-Closing Adjustment Increase Amount, if any, and (B) any payments to which Stockholders are entitled to receive pursuant to Sections 6.11(c), (e) or (f), and (ii) each Stockholder (excluding, for the avoidance of doubt the Contributing Stockholders with respect to the Contributed Company Common Stock) shall be entitled to its Common Proportionate Share (X) of the unused portion of the Stockholder Representative Expense Amount, if any, and (Y) the Adjustment Escrow Amount, to the extent distributed to the Stockholders in accordance with Section 2.05(c), if any. The amounts set forth in clauses (i) and (ii) of this Section 2.04(b) shall collectively be referred to herein as the “Additional Consideration” and shall be payable solely in immediately available funds and not, for the avoidance of doubt, in Parent TopCo Common Stock.”

3.    Amendment to Section 2.05(c)(i). Section 2.05(c)(i) of the Merger Agreement is hereby amended and restated in its entirety and replaced with the following:

“(i)    if the Final Adjustment Amount is positive, then, within five Business Days following the determination of the Final Adjustment Amount in accordance with Section 2.06, (A) Parent shall deliver the Post-Closing Adjustment Increase Amount, by wire transfer of immediately available funds, to an account or accounts designated by the Payments Administrator, for distribution to the Stockholders (including, for the avoidance of doubt the Contributing Stockholders with respect to the Contributed Company Common Stock) in accordance with each Stockholder’s Common Pre-Contribution Proportionate Share, and (B) Parent and the Stockholder Representative shall deliver a joint instruction to the Escrow Agent to distribute the remaining Adjustment Escrow Amount on deposit in the Escrow Account, by wire transfer of immediately available funds, to an account or accounts designated by the Payments Administrator for further distribution to the Stockholders in accordance with each Stockholder’s Common Proportionate Share; and”

4.    Amendment to Section 2.05(c)(ii). Clause (B) of Section 2.05(c)(ii) of the Merger Agreement is hereby amended and restated in its entirety and replaced with the following:

“(B) the remaining Adjustment Escrow Amount, if any, on deposit in the Escrow Account following the payment contemplated by clause (A) of this Section 2.05(c)(ii) to an account or accounts designated by the Payments Administrator for further distribution to the Stockholders in accordance with each Stockholder’s Common Proportionate Share.”

5.    Amendment to Section 6.11(c). The last sentence of Section 6.11(c) of the Merger Agreement is hereby amended and restated in its entirety and replaced with the following:

“To the extent, for any Tax Return of any Target Company (including the Surviving Corporation as the successor of the Company), (i) the estimated or other Taxes paid by the Target Companies (including the Surviving Corporation as the successor of the Company) prior to the Closing Date exceeds (ii) the liability for Pre-Closing Tax Periods with respect to such Tax Return as calculated pursuant to this Section 6.11(c), then Parent shall pay the Payments Administrator the amount of such excess no later than five Business Days prior to the due date (including extensions) of such Tax Return for distribution to the Stockholders (including, for the avoidance of doubt the Contributing Stockholders with respect to the Contributed Company Common Stock) in accordance with their Common Pre-Contribution Proportionate Share; provided, that if the Stockholders owe any Taxes to Parent pursuant to Section 6.11(b) or Section 6.11(l), Parent shall be entitled to retain the amount that would otherwise be paid to the Payments Administrator and offset it against such amount that the Stockholders owe pursuant to Section 6.11(b) or Section 6.11(l).”

6.    Amendment to Section 6.12(b). Section 6.12(b) of the Merger Agreement is hereby amended and restated in its entirety and replaced with the following:

“(b)    As soon as practicable following the date of this Agreement, the Company shall deliver written notice to each Option Holder, with respect to the Option Holder’s Company Stock Options, setting forth (A) any accelerated vesting applicable to the Option Holder’s Company Stock Options, (B) the deadline for submitting a notice regarding the exercise of vested Company Stock Options (including Company Stock Options that shall be vested in accordance with Section 6.12(a) contingent upon the Closing) to be exercised prior to the Effective Time with the aggregate exercise price due in connection with such exercise being paid with a full recourse, interest bearing promissory note from the Option Holder in favor of the Company secured by the Company Common Stock acquired pursuant to the applicable exercise notice (the “Exercise Note”), and that any exercise notice received after such deadline shall be ineffective, (C) that, with respect to each vested Company Stock Option exercised by the Option Holder, the Option Holder shall have the right to receive the applicable amount of the Estimated Stockholder Distribution Amount and any Additional Consideration less the Option Exercise Payment Amount (which shall be withheld in full repayment of the Exercise Note) and less any deductions and withholdings related to the spread on the vested Company Stock Options that are exercised, as set forth on the Allocation Schedule and (D) that all Company Stock Options held by the Option Holder that are not exercised prior to the Effective Time automatically shall terminate in accordance with the Incentive Plan terms and that the Option Holder shall have no further rights with respect to such terminated Company Stock Options.”

7.    Amendment to Section 10.08. The second to last sentence of Section 10.08 of the Merger Agreement is hereby amended and restated in its entirety and replaced with the following:

“As soon as practicable following the completion of the Stockholder Representative’s responsibilities, the Stockholder Representative shall disburse any remaining balance of the Stockholder Representative Expense Account to the Payments Administrator for further distribution to the Stockholders in accordance with their respective Common Proportionate Share.”

8.    Amendments to Section 1.01, Section 2.02 and Section 2.09(a). The references to “Section 6.12(a)” in the definitions of “Allocation Schedule” and “Company Transaction Expenses” in Section 1.01 of the Merger Agreement, Section 2.02 of the Merger Agreement and Section 2.09(a) of the Merger Agreement are hereby deleted and replaced with references to “Section 6.12”.

9.    Amendment to Schedule 7.02(h)(xv). Schedule 7.02(h)(xv) to the Merger Agreement is hereby amended and restated in its entirety and replaced with Attachment 1 attached hereto.

10.    Ratification. Except as set forth in this Amendment, the Merger Agreement remains in full force and effect and is hereby ratified and confirmed in all respects.

11.    Counterparts. This Amendment may be executed in counterparts, each of which when executed and delivered shall constitute an original, and all of which when executed shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or other electronic transmission (including in “portable document format”(.pdf)) shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original Amendment for all purposes. Signatures of the Parties transmitted by facsimile, portable document format (.pdf) or other electronic means shall be deemed to be their original signatures for all purposes.

12.    Governing Law. This Amendment, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of, or relate to this Amendment or the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Amendment or as an inducement to enter into this Amendment), shall be governed solely by and construed in accordance with the internal laws of the State of Delaware, without regard to the conflict-of-law principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

PARENT:

BOA PARENT INC.

By:	/s/ Zach Sawtelle
Name: Zach Sawtelle
Title: Secretary

MERGER SUB:

BOA MERGER SUB INC.

By:	/s/ Zach Sawtelle
Name: Zach Sawtelle
Title: Secretary

[Signature page to First Amendment to Agreement and Plan of Merger]

COMPANY: REEL HOLDING CORP.

By:	/s/ N. Shawn Neville
Name: N. Shawn Neville
Title: President and Chief Executive Officer

[Signature page to First Amendment to Agreement and Plan of Merger]

STOCKHOLDER REPRESENTATIVE: SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Stockholder Representative

By:	/s/ Sam Riffe
Name: Sam Riffe
Title: Managing Director

[Signature page to First Amendment to Agreement and Plan of Merger]